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                                                                       EXHIBIT 5
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                      Winthrop, Stimson, Putnam & Roberts
                               Financial Centre
                             695 East Main Street
                       Stamford, Connecticut 06904-6760




                                  July 8, 1997



Silgan Holdings Inc.
4 Landmark Square
Stamford, CT 06901


     Re:  Registration Statement on Form S-4
          of Silgan Holdings Inc.
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Gentlemen:

          We have acted as counsel to Silgan Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to up to $300 million aggregate principal amount of the Company's 9% Senior Subordinated Debentures due 2009 (the "New Debentures") to be issued by the Company in exchange for an equal aggregate principal amount of its outstanding 9% Senior Subordinated Debentures due 2009.

          In connection with this opinion, we have examined copies of (i) the Registration Statement; (ii) a specimen copy of the debenture representing the New Debentures; (iii) an originally executed copy of the Indenture (the "Original Indenture") dated as of June 9, 1997 between the Company (as successor to Silgan Corporation), as Issuer, and The First National Bank of Chicago, as Trustee (the "Trustee"), with respect to the 9% Senior Subordinated Debentures due 2009 of the Company (as successor to Silgan Corporation); (iv) an originally executed copy of the First Supplemental Indenture (the "Supplemental Indenture") dated as of June 24, 1997 among the Company, Silgan Corporation and the Trustee, to the Original Indenture (the Original Indenture, as modified by the Supplemental Indenture, being referred to herein as the "Indenture"); (v) copies of the restated certificate of incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (vi) the amended and restated by-
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laws of the Company; (vii) copies of certain resolutions of the Board of
Directors of the Company; and (viii) all other records, agreements, instruments and documents that we have deemed relevant or necessary as the basis for the opinion hereinafter set forth. In stating our opinion, we have assumed the genuineness of all signatures on original documents (except when executed in our presence), the authenticity of documents submitted to us as originals and the conformity to originals of all copies submitted to us as certified, conformed or reproduction copies.

          Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the New Debentures have been duly authorized by the Company and that when the Registration Statement has become effective under the Act and the New Debentures have been executed, authenticated and issued in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the New Debentures will be entitled to the benefits of the Indenture and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as
(a) the validity, binding effect and enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or in law).

          The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

          The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by, or furnished to, any other person without our express written consent.

          We consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                  Very truly yours,



                                  /s/ Winthrop, Stimson, Putnam & Roberts

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